SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2001

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01969	52-0278528

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 West 57th Street, New York, New York	10019-3300

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 887-1300

(Former name or former address, if changed since last report)

Item 5.       Other Events

       As previously announced, on March 30, 2001, the Board of Directors of Arbitron Inc. (the "Company") adopted a Stockholder Rights Plan which will expire at the close of business on September 30, 2001. In connection with the Stockholder Rights Plan, a right to purchase one-one thousandth of a share of Series A Junior Participating Preferred Stock of the Company was distributed for each outstanding share of the Company's common stock held of record on April 13, 2001 (the "Record Date"). On April 18, 2001, the Company mailed to stockholders of record on the Record Date a Summary of the Stockholder Rights Plan (the "Summary").

       The Company's cover letter and the Summary are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. A copy of the Stockholder Rights Plan was previously filed as an exhibit to the Company's Form 8-K Current Report dated March 30, 2001.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

99.1.	Cover letter to stockholders dated April 18, 2001

99.2.	Summary of the Stockholder Rights Plan

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARBITRON INC.

Date: April 20, 2001	By: /s/ STEPHEN B. MORRIS

Stephen B. Morris

Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1.	Cover letter to stockholders dated April 18, 2001

99.2.	Summary of the Stockholder Rights Plan